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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 April 27, 2001


                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
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             (Exact Name of Registrant as Specified in Its Charter)

                             The Kingdom of Belgium
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                 (State or Other Jurisdiction of Incorporation)


        0-27296                                     N/A
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(Commission File Number)                (I.R.S. Employer Identification No.)


52 THIRD AVENUE, BURLINGTON, MASSACHUSETTS                     01803
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(Address of Principal Executive Offices in the U.S.)        (Zip Code)


                                 (617) 203-5000
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         The Company convened an extraordinary meeting of shareholders on April 27, 2001 in Ieper, Belgium. The meeting, which lasted over six hours, was held pursuant to an order of the Ieper Commercial Court issued on January 5, 2001. A replay of the meeting is available on the Company's website, www.lhsl.com.

         Among other matters addressed at the meeting, Philippe Bodson, the Company's chief executive officer, disclosed that: (i) the Company has decided to consider sale, merger or joint venture transactions for each of its assets as part of its restructuring efforts, (ii) distributions to holders of the Company's Common Stock under any plan of reorganization are likely to be small or non-existent, (iii) the Company (but not its subsidiaries Dictaphone Corporation and L&H Holdings USA, Inc.) may face a liquidity crisis before the end of the summer 2001 unless assets are sold in sufficient time and for a sufficient amount to address the Company's cash needs, and (iv) the Company has prepared restated financial statements for its revenues for 1998, 1999 and the first two quarters of 2000. As a result of this exercise, of $535 million of revenues reported by the Company (excluding the Company's Mendez translation unit, the acquired Dragon System Inc. and subsidiaries business, the US transcription business and certain other less significant subsidiaries) during this period, $373 million have been reversed. A portion of the revenues reversed as a result of the restatement will be recognized in later periods. The revenues reversed include all revenues recorded by the Company's Korean subsidiary during this period, since a substantial portion of such revenues could not be substantiated. The restated financial statements remain subject to audit by the Company's auditors. An internal audit report released in December 2000 which had
- with respect to revenue recognition issues - specifically focused on the Language Development Companies and the Korean subsidiary, but did not systematically include other transactions outside this scope, had indicated that, at the time of that report $277 million of revenues could not be substantiated.

                  This filing contains forward looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Readers are cautioned that forward looking statements include known and unknown risks, including the uncertainties associated with the Company's chapter 11 filings in the United States and similar proceedings in Belgium, uncertainty of new product development, the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, the early state of development of the speech, language and medical information technology markets, the ability of L&H's customers to successfully integrate and commercialize L&H's technology, the retention of key technological and other personnel, currency and other risks related to international operations, rapid technological change and intense competition, as well as other risks set forth in L&H's other filings with the Securities and Exchange Commission. The forward looking statements contained herein speak only as of the date of this filing.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   LERNOUT & HAUSPIE SPEECH
                                                   PRODUCTS N.V.

Dated:  May 3, 2001                               By /s/ Philippe Bodson
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                                                         Philippe Bodson
                                                         Chief Executive Officer